SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                  FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported): November 3, 2003


                         SANTA FE FINANCIAL CORPORATION
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                Exact Name of Registrant as Specified in Its Charter

                                   Nevada
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                 (State or Other Jurisdiction of Incorporation)

       0-6877                                        95-2452529
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(Commission File Number)                   (IRS Employer Identification Number)



  820 Moraga Drive, Los Angeles, CA                           90049
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(Address of Principal Executive Offices)                     Zip Code

                               (310) 889-2500
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             (Registrant's Telephone Number, Including Area Code)

                                   N/A
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          (Former Name or Former Address if Changed Since Last Report)

Item 5.  Other Events and Regulation FD Disclosure.

By letter dated November 3, 2003, Santa Fe Financial Corporation ("Santa Fe" or the "Company") was notified by the Staff of The Nasdaq Stock Market ("Nasdaq") of its determination that the Company's securities would be delisted from the Nasdaq SmallCap Market at the opening of business on November 12, 2003. The Company had previously been notified by the Nasdaq Staff that it no longer meets the minimum 500,000 publicly held shares requirement for continued listing on the Nasdaq SmallCap Market as set forth in Marketplace Rule 4310(c)(7) and was required to submit a plan to achieve and sustain compliance with all Nasdaq SmallCap listing requirements.

After consideration of the fees, additional listing requirements and related costs necessary to maintain the Company's Nasdaq SmallCap listing, and other factors, Santa Fe's Board of Directors decided that it would not be in the best interests of the Company and its shareholders to continue with that listing and the Company elected not to submit a plan of compliance. It is expected that the Company's common stock will immediately become eligible for trading on the OTC Bulletin Board under its current symbol of SFEF, effective with the opening of business on November 12, 2003.

The Company also issued a press release dated November 4, 2003, regarding this matter, a copy of which is attached as Exhibit 99.1 to this Report.


Item 7.  Financial Statements and Exhibits.

     (c) Exhibits

         99.1 - Press Release dated, November 4, 2003.



                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SANTA FE FINANCIAL CORPORATION


Dated: November 4, 2003                   By /s/ Michael G. Zybala
                                             -----------------------------
                                             Michael G. Zybala
                                             Vice President and Secretary


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